                                                                 Exhibit 10.8(a)

                     Revised Schedule to Severance Agreement

Horace Mann Educators Corporation ("HMEC") entered into severance agreements with the following persons on the dates shown. These agreements are substantially identical to the one included as Exhibit 10.7 to HMEC's Annual Report on Form 10-K for the year ended December 31, 2001 except that (1) the multiple of the highest annual compensation received by the employee in the five preceding years used to determine a one-time cash payment is equal to the duration listed below and (2) the specified period during which such employee's insurance benefits would continue is equal to the duration below, and except as indicated in footnote (a).

Employee                 Duration   Agreement Date
---------------------   ---------   --------------
Louis G. Lower II (a)     3 years     02-01-2000

Ann M. Caparros         2.9 years     03-07-1994
Peter H. Heckman        2.9 years     04-10-2000
H. Albert Inkel         2.9 years     12-27-1991
Daniel M. Jensen        2.9 years     09-04-2001
Douglas W. Reynolds     2.9 years     11-12-2001
George J. Zock          2.9 years     12-27-1991

Paul D. Andrews           2 years     07-02-2001
Ronnie H. Byers           2 years     03-16-2000
Valerie A. Chrisman       2 years     12-27-1991
Bret A. Conklin           2 years     01-14-2002
Dwayne D. Hallman         2 years     01-21-2003
William S. Hinkle         2 years     07-19-1999
Deborah F. Kretchmar      2 years     06-17-2002
Kathleen A. McNulty       2 years     11-06-2000
Ricky A. Renner           2 years     07-09-2001
Robert E. Rich            2 years     02-19-2001
Peter M. Titone           2 years     01-08-2001

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(a) HMEC entered into a severance agreement with Louis G. Lower II as set forth in the Lower Employment Agreement contained in Exhibit 10.12 to HMEC's Annual Report on Form 10-K for the year ended December 31, 1999.